EXHIBIT 24.1

Power of Attorney

I hereby constitute and appoint Toshihiro Kyuki, as my true and lawful attorney-in-fact to:

(1)	execute for and on my behalf, in my capacity as General Manager, Aerospace & Defense Systems Dept. of Marubeni Corporation, Director of Marubeni Aviation Corporation, Managing Director of Marubeni Aviation Holding Coöperatief U.A. and in my individual capacity,

(a) statements of beneficial ownership required to be filed with the Securities and Exchange Commission on Schedule 13D and Schedule 13G, together with any amendments thereto, pursuant to Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder; and

(b) any Form 3, Form 4 or Form 5 filing to be made pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

(2)	do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute and timely file any such Schedule 13D, Schedule 13G, or Form 3, Form 4 or Form 5 filing and any amendments thereto and other forms or agreements associated therewith, with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

I hereby grant to such attorney-in-fact full power and authority to do and perform any and every act requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the persons identified in clause (1) above are no longer required to file statements of beneficial ownership on Schedule 13D or Schedule 13G nor to make any Form 3, Form 4 or Form 5 filing unless I earlier revoke it in a signed writing delivered to the attorney-in-fact.

[Signature page follows]

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 27th day of September 2013.

By:	/s/ Tadaaki Kurakake
Name:	Tadaaki Kurakake